Exhibit 5.1

John-Paul Motley

+1 213 561 3204

jpmotley@cooley.com

May 6, 2024

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

Re: Air Lease Corporation – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Air Lease Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of the sale of the following securities:

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debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to that certain Indenture, dated as of November 20, 2018, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), incorporated by reference as Exhibit 4.11 to the Registration Statement (the “Base Indenture”), and any supplemental indentures or officer’s certificates thereto establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”);

•	shares of preferred stock, par value $0.01 per share, of the Company in one or more series (the “Preferred Stock”);

•	shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Common Stock”);

•

warrants to purchase Debt Securities, Preferred Stock, Common Stock or Depositary Shares (as defined below) (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”);

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depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”), to be evidenced by depositary receipts (the “Depositary Receipts”), which may be issued under one or more deposit agreements, to be dated on or about the date of first issuance of the Depositary Shares thereunder, by and between a depositary to be selected by the Company (the “Depositary”) and the Company (each, a “Deposit Agreement”);

•

rights (the “Rights”) to purchase Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Purchase Contracts (as defined below) and/or Units (as defined below), which may be issued pursuant to one or more rights agreements, to be dated on or about the date of first issuance of the Rights thereunder, by and between a rights agent to be selected by the Company (the “Rights Agent”) and the Company (each, a “Rights Agreement”);

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071

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May 6, 2024

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•

purchase contracts (“Purchase Contracts”) for the purchase of Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Rights and/or Units, which may be issued pursuant to one or more purchase contract agreements, to be dated on or about the date of first issuance of the Purchase Contracts thereunder, by and between a purchase contract agent to be selected by the Company (the “Purchase Contract Agent”) and the Company (each, a “Purchase Contract Agreement”); and

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units (the “Units”) consisting of two or more series of Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Rights and/or Purchase Contracts, which may be issued pursuant to one or more unit agreements, to be dated on or about the date of first issuance of the Units thereunder, by and between a units agent to be selected by the Company (the “Units Agent”) and the Company (each, a “Unit Agreement”).

The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Rights, the Purchase Contracts and the Units, plus any additional securities that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Base Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, (c) the Base Indenture and (d) such other records, documents, certificates, opinions, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock convertible into, Warrants and Units, exercisable for, or Rights and Purchase Contracts to purchase Common Stock) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Warrants and Units, exercisable for, or Purchase Contracts and Rights to purchase Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock. We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities issuable upon exercise of any Warrants, Rights Purchase Contracts or Units or Rights, such Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071

t: (213) 561-3250 f: (213) 561-3244 cooley.com

May 6, 2024

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Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Debt Securities, Deposit Agreements, Warrants, Rights Agreements, Purchase Contract Agreement and Units constituting binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to any series of the Debt Securities issued under the Base Indenture and the applicable Supplemental Indenture Documents and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture and the applicable Supplemental Indenture Documents has been duly authorized by the Company and the Trustee, as applicable, by all necessary corporate action; (iii) the Base Indenture in substantially the form incorporated by reference as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and the applicable Supplemental Indenture Documents so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and the applicable Supplemental Indenture Documents and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and the Supplemental Indenture Documents and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise or settlement of any Warrants, Rights, Purchase Contracts or Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of the Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise or settlement of any Warrants, Rights, Purchase Contracts or Units in accordance with their terms, will be validly issued, fully paid and nonassessable.

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071

t: (213) 561-3250 f: (213) 561-3244 cooley.com

May 6, 2024

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3. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock in accordance with their terms, or upon exercise or settlement of any Warrants, Rights, Purchase Contracts or Units in accordance with their terms, will be validly issued, fully paid and nonassessable.

4. With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise or settlement of any Rights, Purchase Contracts or Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

5. With respect to the Depositary Shares issued under a Depositary Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Deposit Agreement has been duly authorized by the Company and the Depositary by all necessary corporate action; (iii) the applicable Deposit Agreement has been duly executed and delivered by the Company and the Depositary; (iv) the issuance and terms of the Depositary Receipts have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Depositary Receipts and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the shares of Preferred Stock

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071

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May 6, 2024

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relating to such Depositary Shares have been duly authorized for issuance; and (vi) the Depositary Receipts have been duly executed and delivered by the Company and authenticated by the Depositary pursuant to the applicable Deposit Agreement and delivered against payment therefor, then the Depositary Shares, when issued and sold in accordance with the applicable Deposit Agreement and Depositary Receipts and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise or settlement of any Warrants, Rights, Purchase Contracts or Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

6. With respect to the Rights issued under a Rights Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Rights Agreement has been duly authorized by the Company and the Rights Agent by all necessary corporate action; (iii) the applicable Rights Agreement has been duly executed and delivered by the Company and the Rights Agent; (iv) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent pursuant to the applicable Rights Agreement and delivered against payment therefor, then the Rights, when issued and sold in accordance with the applicable Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise or settlement of any Purchase Contracts or Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

7. With respect to the Purchase Contracts issued under a Purchase Contract Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Purchase Contract Agreement has been duly authorized by the Company and the Purchase Contract Agent by all necessary corporate action; (iii) the applicable Purchase Contract Agreement has been duly executed and delivered by the Company and the Purchase Contract Agent; (iv) the issuance and terms of the Purchase Contracts have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Purchase Contracts have been duly executed and delivered by the Company and authenticated by the Purchase Contract Agent pursuant to the applicable Purchase Contract Agreement and delivered against payment therefor, then the Purchase Contracts, when issued and sold in accordance with the applicable Purchase Contract Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise or settlement of any Rights or Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071

t: (213) 561-3250 f: (213) 561-3244 cooley.com

May 6, 2024

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8. With respect to the Units issued under a Units Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Units Agreement has been duly authorized by the Company and the Units Agent by all necessary corporate action; (iii) the applicable Units Agreement has been duly executed and delivered by the Company and the Units Agent; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Units Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and authenticated by the Units Agent pursuant to the applicable Units Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable Units Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise or settlement of any Purchase Contracts in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

We advise you that a judgment for money rendered or enforced by a court of the State of New York or a federal court of the United States sitting in the State of New York and applying New York law that relates to any obligation under any of the Securities or an agreement relating to the Securities denominated in a currency other than United States dollars ordinarily would be rendered or enforced by such a court only in United States dollars. The method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors. We express no opinion as to whether a court would award a judgment in a currency other than U.S. dollars or the particular date or rate of exchange that would be used by such court in the entry of a judgment.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071

t: (213) 561-3250 f: (213) 561-3244 cooley.com

May 6, 2024

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Cooley LLP

By:	/s/ John-Paul Motley
John-Paul Motley

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071

t: (213) 561-3250 f: (213) 561-3244 cooley.com